Exhibit 99.1

ZIOPHARM ONCOLOGY ANNOUNCES PRICING OF $50 MILLION FOLLOW-ON OFFERING OF COMMON STOCK

BOSTON, May 12, 2017 – ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP), a biopharmaceutical company focused on new immunotherapies, today announced that it has priced an underwritten follow-on offering of 9,708,738 shares of its common stock at an offering price of $5.15 per share to a single institutional investor, before underwriting discounts and commissions. All of the shares are being offered by ZIOPHARM.

Proceeds to ZIOPHARM from this offering are expected to be $50 million, before deducting underwriting discounts and commissions and estimated offering expenses. ZIOPHARM intends to use the net proceeds from the offering for general corporate and working capital purposes, including the advancement of its clinical programs. Given ZIOPHARM’s current development plans and assuming that the offering closes as expected, ZIOPHARM anticipates that its current cash resources, after giving effect to the proceeds of the proposed offering, will be sufficient to fund its operations into the fourth quarter of 2018. The offering is expected to close on May 16, 2017, subject to customary closing conditions.

Guggenheim Securities, LLC is acting as the sole book-running manager for the offering.

These securities being offered are registered pursuant to an automatic shelf registration statement filed with the U.S. Securities and Exchange Commission on February 2, 2015 and the offering is being made only by means of a written prospectus. A copy of the final prospectus relating to these securities, when available, may be obtained from Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Ave., New York, NY 10017, via telephone at (212) 518-9658 or by email to GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ZIOPHARM Oncology, Inc.

ZIOPHARM Oncology is a Boston, Massachusetts-based biotechnology company employing novel gene expression, control and cell technologies to deliver safe, effective and scalable cell- and viral-based therapies for the treatment of cancer and graft-versus-host-disease. The Company’s immuno-oncology programs, in collaboration with Intrexon Corporation (NYSE:XON) and the MD Anderson Cancer Center, include chimeric antigen receptor T cell (CAR-T) and other adoptive cell-based approaches that use non-viral gene transfer methods for broad scalability. The Company is advancing programs in multiple stages of development together with Intrexon Corporation’s RheoSwitch Therapeutic System® technology, a switch to turn on and off, and precisely modulate, gene expression in order to improve therapeutic index. The Company’s pipeline includes a number of cell-based therapeutics in both clinical and preclinical testing which are focused on hematologic and solid tumor malignancies.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for ZIOPHARM Oncology, Inc., including statements about the anticipated closing of the offering, the amount and use of the anticipated proceeds the Company expects to receive from the offering, clinical development of the Company’s product candidates, expectations regarding the Company’s cash resources to fund its future operations and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks and uncertainties related to the satisfaction of customary closing conditions related to the offering and such other factors as are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contact:

Amy Trevvett

Vice President, Corporate Communications and Investor Relations

617-502-1881

atrevvett@ziopharm.com